Exhibit 4.11(a)

                                 TRUST AGREEMENT
                                       OF
                          PPL CAPITAL FUNDING TRUST II

      This TRUST AGREEMENT, dated as of April __, 2002, is entered by and among PPL Corporation, a Pennsylvania corporation, as depositor (the "Depositor"), Chase Manhattan Bank USA, National Association, a national banking association, as trustee (the "Delaware Trustee"), JPMorgan Chase Bank, a New York banking corporation, as trustee (the "Property Trustee"), and James E. Abel, as trustee (the Administrative Trustee together with any administrative trustees appointed by the Depositor after the date hereof, the "Administrative Trustees" and collectively with the Delaware Trustee and the Property Trustee, the "Trustees"). The Depositor and the Trustees hereby agree as follows:

         1. The trust created hereby (the "Trust") shall be known as "PPL Capital Funding Trust II", in which name the Trustees, or the Depositor to the extent provided herein, may conduct the business of the Trust, make and execute contracts, and sue and be sued.

         2. The Depositor hereby assigns, transfers, conveys and sets over to the Trust the sum of ten dollars ($10.00). The Trustees hereby acknowledge receipt of such amount from the Depositor, which amount shall constitute the initial trust estate. The Trustees hereby declare that they will hold the trust estate for the Depositor. It is the intention of the parties hereto that the Trust created hereby constitute a business trust under Chapter 38 of Title 12 of the Delaware Code, 12 Del. C. ss. 3801 et seq. (the "Business Trust Act"), and that this document constitutes the governing instrument of the Trust. The Trustees are hereby authorized and directed to execute and file a certificate of trust with the Delaware Secretary of State.

         3. The Depositor and the Trustees will enter into an amended and restated Trust Agreement, satisfactory to each such party (as contemplated by the Registration Statement (as defined below)), to provide for the contemplated operation of the Trust created hereby and the issuance of preferred securities (the "Preferred Trust Securities") and common securities by the Trust as such securities will be described therein. Prior to the execution and delivery of such amended and restated Trust Agreement, the Trustees shall not have any duty or obligation hereunder or with respect to the trust estate, except as otherwise required by applicable law or as may be necessary to obtain prior to such execution and delivery any licenses, consents or approvals required by applicable law or otherwise.

         4. Each of the Administrative Trustees and the Depositor, acting singly or together (and in the case of (iv) below, John R. Biggar and Robert J. Grey, each as an authorized representative of the Trust who may act singularly or together on behalf of the Trust) are hereby authorized and directed (i) to prepare and file with the Securities and Exchange Commission (the "Commission") and execute, in each case on behalf of the Trust, (a) a Registration Statement on Form S-3 (the "1933 Act Registration Statement") (including any pre-effective or post-effective amendments thereto), relating to the registration under the


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Securities Act of 1933, as amended, of the Preferred Trust Securities of the
Trust and certain other securities and (b) a Registration Statement on Form 8-A or other form (the "1934 Act Registration Statement") (including all pre-effective and post-effective amendments thereto) relating to the registration of the Preferred Trust Securities of the Trust under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended; (ii) to prepare and file with one or more national securities exchanges (each, an "Exchange") or the National Association of Securities Dealers ("NASD") and execute on behalf of the Trust one or more listing applications and all other applications, statements, certificates, agreements and other instruments as shall be necessary or desirable to cause the Preferred Trust Securities to be listed on any such Exchange or the NASD's Nasdaq National Market, (iii) to prepare, file and execute on behalf of the Trust such applications, reports, surety bonds, irrevocable consents, appointments of attorneys for service of process, and other papers and documents as shall be necessary or desirable to register the Preferred Trust Securities under the securities or blue sky laws of such jurisdictions as the Depositor or the Administrative Trustee, on behalf of the Trust, may deem necessary or desirable and (iv) negotiate, execute, deliver and perform, on behalf of the Trust, such underwriting agreements with one or more underwriters relating to the offering of the Preferred Trust Securities in such form as the Depositor shall approve.

         In the event that any filing referred to in this Section 4 is required by the rules and regulations of the Commission, any Exchange, the NASD or state securities or blue sky laws, to be executed on behalf of the Trust by one or more of the Trustees, each of the Trustees, in its or his/her capacity as Trustee of the Trust, is hereby authorized and, to the extent so required, directed to join in any such filing and to execute on behalf of the Trust any and all of the foregoing, it being understood that the Property Trustee and the Delaware Trustee, in their capacities as trustees of the Trust, respectively, shall not be required to join in any such filing or execute on behalf of the Trust any such document unless required by the rules and regulations of the Commission, any Exchange, the NASD, or state securities or blue sky laws.

         In connection with the filings referred to in this Section 4, John R. Biggar, James E. Abel and Robert J. Grey, and each of them, are hereby constituted and appointed as the true and lawful attorneys-in-fact and agents for the Depositor and each Administrative Trustee, with full power of substitution and resubstitution, for the Depositor or such Trustee, in the Depositor's or such Trustee's name, place and stead, in any and all capacities, to sign any and all filings and amendments (including post-effective amendments) to any of such filings (including the 1933 Act Registration Statement and the 1934 Act Registration Statement) and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, the Exchange, and securities or blue sky administrators, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as the Depositor or such Trustee might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their respective substitute or substitutes, shall do or cause to be done by virtue hereof.


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

         5. This Trust Agreement may be executed in one or more counterparts.

         6. The number of Trustees initially shall be three (3) and thereafter the number of Trustees shall be such number as shall be fixed from time to time by a written instrument signed by the Depositor which may increase or decrease the number of Trustees; provided that, to the extent required by the Business Trust Act, one Trustee shall be an entity that has its principal place of business in the State of Delaware. Subject to the foregoing, the Depositor is entitled to appoint or remove without cause any Trustee at any time. Any Trustee may resign upon thirty days prior written notice to the Depositor.

         7. Chase Manhattan Bank USA, National Association, in its capacity as trustee, shall not have the powers or the duties of the Trustee set forth herein (except as may be required under the Business Trust Act) and shall be a Trustee hereunder for the sole and limited purpose of fulfilling the requirements of ss. 3807(a) of the Business Trust Act.

         8. The Depositor hereby agrees to (i) reimburse the Trustees for all reasonable expenses (including reasonable fees and expenses of counsel and other experts), and (ii) indemnify, defend and hold harmless the Trustees and any of the officers, directors, employees and agents of the Trustees (the "Indemnified Persons") from and against any and all losses, damages, liabilities, claims, actions, suits, costs, expenses, disbursements (including the reasonable fees and expenses of counsel), taxes and penalties of any kind and nature whatsoever (collectively, "Expenses"), to the extent that such Expenses arise out of or are imposed upon or asserted at any time against such Indemnified Persons with respect to the performance of this Trust Agreement, the creation, operation or termination of the Trust or the transactions contemplated hereby; provided, however, that the Depositor shall not be required to indemnify any Indemnified Person for any Expenses that are a result of the willful misconduct, bad faith or gross negligence of such Indemnified Person.

         9. The Trust may be dissolved and terminated before the issuance of the Preferred Trust Securities at the election of the Depositor. Upon dissolution of the Trust pursuant to this Section 9, each of the Administrative Trustees, acting singly, is hereby authorized to prepare, execute and file a Certificate of Cancellation in respect of the Trust with the Secretary of State of the State of Delaware.

         10. This Trust Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

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                          the signature page follows.]


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         IN WITNESS WHEREOF, the parties hereto have caused this Trust Agreement to be duly executed as of the day and year first above written.



                                        PPL CORPORATION,
                                         as Depositor



                                        By: /s/ James E. Abel
                                            ---------------------------------
                                            Name:  James E. Abel
                                            Title: Vice President - Finance
                                                   and Treasurer


                                        CHASE MANHATTAN BANK USA, NATIONAL
                                        ASSOCIATION,
                                        as Delaware Trustee



                                        By: /s/ Denis Kelly
                                            ---------------------------------
                                            Name:  Denis Kelly
                                            Title: Vice President


                                        JPMORGAN CHASE BANK,
                                        as Property Trustee



                                        By: /s/ Alfia Monastra
                                            ---------------------------------
                                            Name:  Alfia Monastra
                                            Title: Assistant Vice President


                                        /s/ James E. Abel
                                        ----------------------------------------
                                        JAMES E. ABEL, as Administrative Trustee



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